UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 3, 2015 (November 2, 2015)

WESTINGHOUSE AIR BRAKE

TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 2, 2015, Westinghouse Air Brake Technologies Corporation (“Wabtec”) issued a press release that Wabtec and Faiveley Transport S.A. (“Faiveley”) each received a request for additional information (a “Second Request”) from the United States Department of Justice (“DOJ”) in connection with Wabtec’s pending acquisition of approximately 51% of the shares of Faiveley from the Faiveley family and to be followed by a tender offer for Faiveley’s public shares. The Second Request is a standard part of the regulatory review process under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and was expected by Wabtec and Faiveley.

The effect of the Second Request is to extend the waiting period imposed by the HSR Act until 30 days after Wabtec and Faiveley have substantially complied with their respective requests, unless that period is extended voluntarily by both parties or terminated sooner by the DOJ. In addition to the expiration of the waiting period under the HSR Act, the transaction remains subject to other regulatory approvals, as well as other customary closing conditions. The press release announcing the Second Request is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit.

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated November 2, 2015

Forward-Looking Statements

Statements contained in this report which are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements and certain information contained in this report involve risks and uncertainties that could result in actual results differing materially from expected results, including Wabtec’s proposed purchase of the Faiveley family shares and subsequent tender offer, which is subject to regulatory and other conditions, the timing of the transaction and benefits expected to be derived therefrom. Forward-looking statements represent Wabtec’s expectations and beliefs concerning future events, based on information available to Wabtec as of the date of this report. Wabtec undertakes no obligation to publicly update and revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report. Additional information regarding these and other factors is contained in Wabtec’s SEC filings, including without limitation Wabtec’s Form 10-K and Form 10-Q filings.

Certain Legal Matters

This communication is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this press release or otherwise.

The distribution of this communication in jurisdictions outside the U.S. or France may be restricted by law or regulation and therefore any person who comes into possession of this communication should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

Faiveley is incorporated in France and listed on Euronext Paris and any offer for its securities will be subject to French disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the U.S., including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments. The transactions described above will be structured to comply with French and U.S. securities laws and regulations applicable to transactions of this type.

Faiveley and Wabtec shareholders are urged to read documents Wabtec files with French or U.S. securities regulators when they become available, because they will contain important information about Wabtec, Faiveley and the proposed transaction. The documents filed with the SEC relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Wabtec upon written request to Wabtec, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Wabtec has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ David L. DeNinno

David L. DeNinno
Senior Vice President, General Counsel and Secretary

Date: November 3, 2015

EXHIBIT INDEX

Exhibits

99.1	Press release issued by Westinghouse Air Brake Technologies Corporation on November 2, 2015